EXHIBIT 99.1

CONTACT:     JOSEPH MACNOW

                        (201) 587-8541

210 Route 4 East

Paramus, NJ 07652

FOR IMMEDIATE RELEASE – June 13, 2011

Alexander’s Completes $250 Million Refinancing of Kings Plaza
Realizing $95 Million of Net Proceeds

PARAMUS, NEW JERSEY...ALEXANDER’S, INC. (New York Stock Exchange:  ALX) announced today that it has completed a $250 million refinancing of the 1.2 million square foot Kings Plaza Mall located in Brooklyn, New York.  The five‑year interest-only loan is at LIBOR plus 1.70%.  The Company realized net proceeds of approximately $95 million after repaying the existing loan and costs.

Alexander’s, Inc. is a real estate investment trust that has seven properties in the greater New York City metropolitan area.

Certain statements contained herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements.  Such factors include, among others, risks associated with the timing of and costs associated with property improvements, financing commitments and general competitive factors.